Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-278862 on Form F-3 of our report dated April 1, 2026, relating to the financial statements of Pyxis Tankers Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 1, 2026